Exhibit 99.2 Second Quarter 2018 Earnings Presentation

Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares” or "the Company"), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income, fee related earnings and realized income, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. 2

Second Quarter Highlights

Assets Under Management	
	• Assets Under Management ("AUM") of $121.4 billion • Fee Paying AUM ("FPAUM") of $76.9 billion • Available Capital of $33.3 billion • AUM Not Yet Earning Fees available for future deployment of $19.9 billion • Raised $12.1 billion in gross new capital with net inflows of $11.5 billion[1] for the quarter ended June 30, 2018 • Capital deployment of $6.4 billion during the quarter ended June 30, 2018, including $4.3 billion related to our drawdown funds

Assets Under Management

- Assets Under Management ("AUM") of $121.4 billion
- Fee Paying AUM ("FPAUM") of $76.9 billion
- Available Capital of $33.3 billion
- AUM Not Yet Earning Fees available for future deployment of $19.9 billion
- Raised $12.1 billion in gross new capital with net inflows of $11.5 billion[1] for the quarter ended June 30, 2018
- Capital deployment of $6.4 billion during the quarter ended June 30, 2018, including $4.3 billion related to our drawdown funds

Financial Results

- Q2-18 GAAP net loss attributable to Ares Management, L.P. of $11.8 million[2]
- Q2-18 GAAP basic and diluted loss per common share of $0.20[2]
- Q2-18 GAAP management fees of $194.0 million[3]
- Q2-18 Unconsolidated management and other fees of $209.5 million[3]
- Q2-18 Fee Related Earnings of $62.0 million
- Q2-18 Performance Related Earnings of $25.5 million
- Q2-18 Realized Income of $108.1 million
- Q2-18 Economic Net Income of $87.5 million and after-tax Economic Net Income of $0.34 per share[4]

Realized Income and Dividends

- Q2-18 after-tax Realized Income of $0.40 per common share[5]
- Declared quarterly common dividend of $0.28 per common share[6]
- Declared quarterly preferred dividend of $0.4375 per preferred share[7]

Recent Developments

- On July 9, 2018, we held the first closing for our first U.S. Senior Direct Lending commingled fund totaling $1.4 billion of equity commitments
- On July 18, 2018, we held the final close at its hard cap of €6.5 billion of total commitments for our fourth commingled European direct lending fund, Ares Capital Europe IV ("ACE IV"), including ~€963 million of equity commitments that closed in Q3-18

1. Net inflows represents gross commitments less redemptions.
2. Q2-18 GAAP loss reflects a valuation allowance of $28.9 million on a one-time deferred tax asset recognized in the first quarter 2018 related to the election to be taxed as a corporation. Neither the asset nor the corresponding valuation allowance will create or reduce future income tax expense and will ultimately be reversed through equity as we account for the book to tax timing differences.
3. Includes ARCC Part I Fees of $29.9 million for the three months ended June 30, 2018. Difference between GAAP and Unconsolidated management fees represents $8.3 million from Consolidated Funds that is eliminated upon consolidation and other fees represents $7.2 million primarily of transaction based fees in Credit funds.
4. Pro forma shares of 224,957,119 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards. Please refer to slides 19 and 32 in this presentation for further information. After-tax Economic Net Income per share is presented net of the preferred dividends.
5. After-tax Realized Income per common share is net of the preferred share dividend.
6. Payable on September 28, 2018 to shareholders of record as of September 14, 2018.
7. Payable on September 30, 2018 to shareholders of record as of September 15, 2018.

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#ACACAC #1E3154 Gross New Capital Commitments(1) – Second Quarter of 2018 #225070 #828282 $ in millions Q2 2018 Comments Credit Group #D2D2D2 #49749B Initial equity commitments of €5.6 billion included in first closing of ACE IV. Since quarter end, we Ares Capital Europe IV ("ACE IV") $6,462 raised additional equity commitments of €963 million, bringing total to €6.5 billion or $7.6 billion U.S. Direct Lending 1,444 New equity and debt commitments #679FD1 ARCC and affiliates 1,349 New debt commitments Structured Credit 914 New equity commitments CLOs 513 Closed a new U.S. CLO #75B8F4 E.U. Direct Lending 655 New equity commitments Other Credit Funds 63 Additional equity commitments to various funds #A7D1EA Total Credit Group $11,400 Private Equity Group #DBE6EF U.S. Power and Energy Infrastructure $350 New equity co-investment commitments Total Private Equity Group $350 Real Estate Group U.S. and E.U. Equity $307 New and additional equity commitments and co-investments Total Real Estate Group $307 Total $12,057 1. Represents gross new commitments during Q2-18, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. 4

Assets Under Management

AUM of $121.4 billion as of June 30, 2018 increased 16.7% year over year[1]

- Q2-18 gross new capital commitments of $12.1 billion, including $10.0 billion in equity commitments, $0.5 billion of CLO commitments and $1.6 billion in other debt commitments
  - Of the $12.1 billion in new capital commitments raised during the quarter, $1.3 billion is already earning fees and another $9.2 billion is expected to become FPAUM upon deployment
- AUM growth was partially offset by distributions/redemptions of $2.5 billion,[2] primarily in funds past their reinvestment periods in the Private Equity and Credit Groups, and by reduction in leverage of $0.6 billion, primarily due to paydowns in CLOs

FPAUM of $76.9 billion as of June 30, 2018 increased 9.1% year over year

- Increase in FPAUM was primarily attributable to new commitments and deployment of capital in funds in the Credit Group


AUM ($ in billions)
$104.0
$10.8
$25.8
$67.4
$112.5
$10.9
$24.3
$77.3
$121.4
$10.9
$23.6
$86.9
Q2-17
Q1-18
Q2-18
Credit
Private Equity
Real Estate


FPAUM ($ in billions)
$70.5
$6.7
$17.3
$46.5
$75.0
$6.8
$16.7
$51.5
$76.9
$7.0
$16.6
$53.3
Q2-17
Q1-18
Q2-18
Credit
Private Equity
Real Estate

1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser. ("IHAM")
2. For Q2-18, distributions totaled approximately $1.9 billion and redemptions totaled approximately $0.6 billion.

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AUM, FPAUM and Management Fee Duration As of June 30, 2018, approximately 71% of AUM, 70% of FPAUM and 81% of management fees had a duration longer than 3 years ◦ At time of fund closing, approximately 81% of AUM and 78% of FPAUM had a duration longer than 3 years ◦ At time of fund closing, the initial duration of approximately 76% of AUM as of June 30, 2018 was greater than 7 years AUM: $121.4 billion FPAUM: $76.9 billion Management Fees: $202.3 million 14% 17% 22%3% 15% 1% 2% 6% 7% 7 10% 17% 17% 14% 20% % 8% 6% 39% 15% 71% 70% 81% 10% 7% 19% 18% 20% 15% 22% 12% 7% 27% 17% 24% 30% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Differentiated Managed Managed Accounts Accounts(1) 1. Differentiated Managed accounts are funds that have been managed by the firm for longer than three years that are in illiquid strategies or co-investments paying management fees. 6

Available Capital and AUM Not Yet Earning Fees Available Capital of $33.3 billion as of June 30, 2018 increased 34.2% year over year ◦ The increase was primarily driven by new and additional commitments to E.U. and U.S. direct lending funds, partially offset by capital deployment in the Credit, Private Equity and Real Estate groups AUM Not Yet Earning Fees of $24.0 billion as of June 30, 2018 increased 84.6% year over year ◦ AUM Not Yet Earning Fees increased from $13.0 billion as of Q2-17 to $24.0 billion as of Q2-18 primarily driven by new and additional commitments to E.U. and U.S. direct lending funds Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) $33,295 $23,972 $3,321 $921 $26,576 $1,690 $24,803 $7,171 $3,499 $17,291 $3,159 $959 $1,813 $7,925 $12,989 $10,258 $968 $2,312 $21,361 $22,803 $14,519 $15,152 $11,386 $9,709 Q2-17 Q1-18 Q2-18 Q2-17 Q1-18 Q2-18 Credit Private Equity Real Estate Credit Private Equity Real Estate 7

AUM Not Yet Earning Fees

As of June 30, 2018, AUM Not Yet Earning Fees of $24.0 billion could generate approximately $264.4 million in potential incremental annual management fees, of which $218.4 million relates to the $19.9 billion of AUM available for future deployment[1]

- The $19.9 billion of AUM not yet earning fees available for future deployment includes approximately $16.6 billion relating to U.S. and E.U. direct lending funds and $2.1 billion in structured credit funds

AUM Not Yet Earning Fees: $24.0 billion


$414
$1,817
$1,812
$19,929

($ in millions)

Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments[2]
Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions
Funds in or Expected to Be in Wind-down

$19.9 billion of AUM Not Yet Earning Fees was available for future deployment as of June 30, 2018

AUM Not Yet Earning Fees Available for Future Deployment: $19.9 billion


$667
$503
$18,759

($ in millions)

Credit | Private Equity | Real Estate

1. No assurance can be made that such results will be achieved. Assumes the AUM Not Yet Earning Fees as of June 30, 2018 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $264.4 million includes approximately $27.3 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75X leverage), which may not be drawn due to leverage target limitations and restrictions until June 21, 2019. Excludes any potential ARCC Part I Fees. Note that ARCC has announced its intention to increase its target leverage to a range of 0.9X to 1.25X Debt to Equity beginning on June 21, 2019 as provided for in the 2018 Small Business Credit Availability Act. Such additional management fees and Part I Fees from deploying undrawn/available credit in excess of 1X leverage are not reflected above.

2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. As of June 30, 2018, capital available for deployment for follow-on investments could generate approximately $18.7 million in potential management fees. There is no assurance such capital will be invested.

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Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $73.2 billion as of June 30, 2018 increased by 23.0% year over year

- The increase of $13.7 billion was primarily driven by fundraising across E.U. and U.S. direct lending funds

Incentive Generating AUM of $24.5 billion as of June 30, 2018 increased by 11.0% year over year

- The increase was primarily driven by additional funds exceeding their hurdle rates in our Credit Group, as well as additional deployment of capital for funds exceeding hurdle rates as of June 30, 2017 and remaining above hurdle rates as of June 30, 2018

Of the $43.6 billion of Incentive Eligible AUM that is currently invested, 56.3% is Incentive Generating

- Excluding the capital gains fee potential from the largely debt oriented ARCC portfolio, 77.5% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM

Incentive Eligible AUM

($ in millions)



$59,469
$7,241
$20,710
$31,518
$65,199
$7,522
$20,085
$37,592
$73,165
$7,465
$19,367
$46,333
Q2-17
Q1-18
Q2-18
Credit
Private Equity
Real Estate

Q2-18 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$13,103**	**$7,957**	**$3,467**	**$24,527**
+ Uninvested IEAUM	19,149	7,594	2,864	29,607
+ IEAUM below hurdle	2,180	3,816	1,134	7,130
+ ARCC Part II Fees below Hurdle[1]	11,901	-	-	11,901
Incentive Eligible AUM	**$46,333**	**$19,367**	**$7,465**	**$73,165**

1. ARCC Part II Fees are paid when the cumulative aggregate net capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of June 30, 2018, the cumulative aggregate net capital gains were below the required hurdle by approximately 0.9% of the underlying portfolio.

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Capital Deployment[1]

- **Total gross invested capital during Q2-18 of $6.4 billion compared to $3.9 billion in Q2-17**
  - Of the total amount, $4.3 billion was related to deployment in our drawdown funds compared to $3.6 billion for the same period in 2017
  - Of our drawdown funds, the most active investment strategies were E.U. direct lending, U.S. direct lending, corporate private equity and special situations
- **Total gross invested capital for the six months ended June 30, 2018 of $12.2 billion compared to $7.5 billion for the six months ended June 30, 2017**
  - Of the total amount, $8.7 billion was related to deployment in our drawdown funds compared to $6.1 billion for the same period in 2017

Q2-18 Capital Deployment Breakdown: $6.4 billion

($ in millions)



$218
$1,358
$4,837
Credit
Private Equity
Real Estate

Q2-18 Capital Deployment by Type: $6.4 billion

($ in millions)



$2,142
$4,271
Drawdown Funds
Non-drawdown Funds(2)

Q2-18 Capital Deployment in Drawdown Funds: $4.3 billion

($ in millions)



$3,563
$208
$911
$2,444
$4,271
$137
$1,008
$3,126
Q2-17
Q2-18
Credit
Private Equity
Real Estate

1. Capital deployment figures exclude deployment from permanent capital vehicles.
2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

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GAAP Statements of Operations $ in thousands, except share data Three Months Ended June 30, Six Months Ended June 30, 2018 2017 2018 2017 Revenues Management fees (includes ARCC Part I Fees of $29,866, $58,283 and $19,143, $52,400 for the three and six months ended June 30, 2018 and 2017, respectively) $194,032 $180,768 $383,547 $352,813 Carried interest allocation (13,444) 333,808 40,685 385,815 Incentive fees 7,740 4,216 12,811 7,381 Principal investment income 1,871 38,307 6,780 40,894 Administrative, transaction and other fees 13,964 15,098 26,429 29,538 Total revenues 204,163 572,197 470,252 816,441 Expenses Compensation and benefits 138,992 131,219 273,631 255,558 Performance related compensation (13,005) 261,705 12,873 302,407 General, administrative and other expenses 59,918 50,751 104,368 98,089 Transaction support expense — — — 275,177 Expenses of the Consolidated Funds 35,112 4,522 36,428 8,433 Total expenses 221,017 448,197 427,300 939,664 Other income (expense) Net realized and unrealized gain (loss) on investments 3,267 (6,588) 2,428 (5,700) Interest and dividend income 2,356 1,462 5,703 3,386 Interest expense (6,076) (5,354) (12,945) (10,233) Other income (expense), net (1,987) 2,822 (2,298) 19,318 Net realized and unrealized gain (loss) on investments of Consolidated Funds 34,487 (12,713) 21,402 19,323 Interest and other income of the Consolidated Funds 92,633 38,326 157,055 79,818 Interest expense of the Consolidated Funds (56,754) (26,875) (101,179) (58,197) Total other income (expense) 67,926 (8,920) 70,166 47,715 Income (loss) before taxes 51,072 115,080 113,118 (75,508) Income tax expense (benefit) 36,903 1,253 24,528 (33,011) Net income (loss) 14,169 113,827 88,590 (42,497) Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds 9,882 (8,647) 10,249 7,208 Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities 16,062 72,596 49,168 (58,449) Net income (loss) attributable to Ares Management, L.P. (11,775) 49,878 29,173 8,744 Preferred equity dividends paid 5,425 5,425 10,850 10,850 Net income (loss) attributable to Ares Management, L.P. common shareholders $(17,200) $44,453 $18,323 $(2,106) Net income (loss) attributable to Ares Management, L.P. per common share: Basic $(0.20) $0.54 $0.16 $(0.04) Diluted $(0.20) $0.53 $0.16 $(0.04) Weighted-average common shares Basic 98,037,252 81,829,086 91,861,946 81,469,967 Diluted 98,037,252 84,319,882 91,861,946 81,469,967 Dividend declared and paid per common share $0.37 $0.13 $0.77 $0.41 11

Financial Summary of RI, ENI and Other Measures

$ in thousands, except share data (unless otherwise noted)	Three Months Ended June 30,			Six Months Ended June 30,		
	2018	2017	% Change	2018	2017	% Change
Management fees[1]	$202,304	$185,560	9%	$399,130	$362,341	10%
Other fees	7,221	6,020	20%	13,294	10,854	22%
Compensation and benefits expenses[2]	(110,391)	(103,846)	(6)%	(218,115)	(204,456)	(7)%
General, administrative and other expenses[3]	(37,096)	(34,346)	(8)%	(71,814)	(68,629)	(5)%
Fee Related Earnings	$62,038	$53,388	16%	$122,495	$100,110	22%
Realized net performance income	$34,727	$21,157	64%	$42,965	$24,661	74%
Realized net investment income	11,289	5,622	101%	14,667	9,069	62%
Realized Income	$108,054	$80,167	35%	$180,127	$133,840	35%
Unrealized net performance income	$(23,457)	$54,897	NM	$652	$68,757	(99)%
Unrealized net investment income (loss)	2,914	22,989	(87)%	(1,334)	31,312	NM
Economic Net Income	$87,511	$158,053	(45)%	$179,445	$233,909	(23)%
After-tax Economic Net Income, net of preferred share dividend	**$75,954**	**$147,837**	**(49)%**	**$157,844**	**$211,635**	**(25)%**
After-tax Economic Net Income per share, net of preferred share dividend[4]	$0.34	$0.69	(51)%	$0.71	$0.99	(28)%
After-tax Realized Income, net of preferred share dividend[5]	**$94,421**	**$68,720**	**37%**	**$158,230**	**$110,153**	**44%**
After-tax Realized Income per common share, net of preferred share dividend[6]	$0.40	$0.27	48%	$0.67	$0.42	60%
Net performance income	$11,270	$76,054	(85)%	$43,617	$93,418	(53)%
Net investment income	14,203	28,611	(50)%	13,333	40,381	(67)%
Performance Related Earnings	**$25,473**	**$104,665**	**(76)%**	**$56,950**	**$133,799**	**(57)%**
Other Data						
Total fee revenue[7]	**$213,574**	**$261,614**	**(18)%**	**$442,747**	**$455,759**	**(3)%**
Effective management fee rate[8]	**1.05%**	**1.06%**	**—**	**1.06%**	**1.08%**	**—**

1. Includes ARCC Part I Fees of $29.9 million and $19.1 million for the three months ended June 30, 2018 and 2017, respectively, and $58.3 million and $52.4 million for the six months ended June 30, 2018 and 2017, respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $31.1 million and $30.6 million for the three months ended June 30, 2018 and 2017, respectively, and $61.7 million and $56.5 million for the six months ended June 30, 2018 and 2017, respectively.
3. Includes G&A expenses attributable to Operations Management Group of $19.5 million and $18.9 million for the three months ended June 30, 2018 and 2017, respectively, and $38.1 million and $38.2 million for the six months ended June 30, 2018 and 2017, respectively, which are not allocated to an operating segment.
4. Pro-forma shares of 224,957,119 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
5. Q2-18 after-tax Realized Income includes $4.7 million of current income tax related to realized performance income and $3.6 million of current income tax related to FRE, of which $4.6 million is entity level taxes and $1.0 million is corporate level taxes benefit.
6. After-tax Realized Income attributable to common shareholders per share calculation uses total average common shares outstanding, assuming no exchange of Ares Operating Group Units.
7. Total fee revenue is calculated as management fees plus net performance income.
8. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the quarters presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Economic Net Income, Realized Income and Fee Related Earnings:				
Income (loss) before taxes	$51,072	$115,080	$113,118	$(75,508)
Adjustments:				
Amortization of intangibles	3,285	5,274	6,572	10,549
Depreciation expense	4,426	2,774	8,315	5,990
Equity compensation expenses(1)	22,507	18,917	43,594	34,006
Acquisition and merger-related expenses	47	756	(272)	255,844
Placement fees and underwriting costs	1,852	6,383	3,516	9,822
Offering costs	3	(5)	3	655
Other expense, net(2)	13,551	—	13,558	—
Expense of non-controlling interests in consolidated subsidiaries	719	623	1,359	623
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(9,951)	8,251	(10,318)	(8,072)
Economic Net Income	$87,511	$158,053	$179,445	$233,909
Unconsolidated performance income - unrealized	$124,343	$(263,629)	$89,225	$(312,890)
Unconsolidated performance related compensation expense - unrealized	(100,886)	208,732	(89,877)	244,133
Unconsolidated net investment (income) loss - unrealized	(2,914)	(22,989)	1,334	(31,312)
Realized Income	$108,054	$80,167	$180,127	$133,840
Unconsolidated performance income - realized	$(122,608)	$(74,130)	$(145,715)	$(82,935)
Unconsolidated performance related compensation expense - realized	87,881	52,973	102,750	58,274
Unconsolidated net investment income - realized	(11,289)	(5,622)	(14,667)	(9,069)
Fee Related Earnings	$62,038	$53,388	$122,495	$100,110
Performance Related Earnings				
Economic Net Income	$87,511	$158,053	$179,445	$233,909
Less: Fee Related Earnings	(62,038)	(53,388)	(122,495)	(100,110)
Performance Related Earnings	$25,473	$104,665	$56,950	$133,799

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to RI, ENI, FRE and PRE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Equity compensation expense includes $4.3 million, $10.5 million and $2.8 million, $6.8 million, related to annual bonus program for the three and six months ended June 30, 2018 and 2017, respectively, and $14.2 million, $26.0 million and $11.7 million and $18.9 million, related to IPO and retention grants for restricted units for the three and six months ended June 30, 2018 and 2017, respectively.
2. Includes $11.8 million payment to ARCC for certain rent and utilities expenses for the years ended 2017, 2016, 2015 and 2014, and for the first quarter of 2018. The payment included $0.6 million related to the first quarter of 2018 and $0.6 million and $1.3 million related to the three and six months ended June 30, 2017, respectively. Beginning April 1, 2018, the Company paid these expenses and recorded them as a direct operating expense within G&A, which totaled $0.9 million for the quarter ended June 30, 2018.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Performance fee and net investment income reconciliation:				
Unconsolidated performance income - realized	$122,608	$74,130	$145,715	$82,935
Performance income - realized earned from Consolidated Funds	(4,000)	(4,664)	(4,000)	(8,086)
Performance income - realized reclass[1]	(521)	(1,200)	(521)	(1,200)
Performance fee income - realized	**$118,087**	**$68,266**	**$141,194**	**$73,649**
Unconsolidated performance income - unrealized	$(124,343)	$263,629	$(89,225)	$312,890
Performance income - unrealized earned from Consolidated Funds	—	5,146	—	5,698
Performance income - unrealized reclass[1]	552	983	1,527	959
Performance income - unrealized	**$(123,791)**	**$269,758**	**$(87,698)**	**$319,547**
Unconsolidated net investment income	14,203	$28,611	$13,333	$40,381
Net investment income (loss) from Consolidated Funds	70,186	(3,560)	76,979	34,862
Performance income - reclass[1]	(31)	217	(1,006)	241
Principal investment income	(14,722)	(34,166)	(17,430)	(47,335)
Change in value of contingent consideration	—	(32)	—	20,216
Other non-cash expense	(1,715)	—	(1,722)	—
Offering costs	(3)	5	(3)	(655)
Other income of non-controlling interests in consolidated subsidiaries	8	5	15	5
GAAP total other income	**$67,926**	**$(8,920)**	**$70,166**	**$47,715**

Note: These tables are a reconciliation of consolidated performance income, realized and unrealized performance income and net investment income to unconsolidated basis, which assist in the reconciliation of GAAP Net Income (Loss) to Fee Related Earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

14

ARES

Credit Group(1)

- Management and other fees increased by 21% for Q2-18 compared to Q2-17, primarily due to deployment in new U.S. and E.U. direct lending strategies and to an increase in ARCC Part I Fees
- Performance Related Earnings increased by $14.4 million in Q2-18 from Q2-17, primarily driven by certain direct lending funds generating returns on increased capital deployment in excess of their hurdle rates compared to Q2-17
- Realized Income increased by $24.7 million for Q2-18 compared to Q2-17, primarily driven by increases in fee related earnings and net realized performance income

Financial Summary and Highlights(2)

$ in thousands	Q2-18	Q2-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees(3)	$142,725	$118,317	21%	$280,221	$244,167	15%
Fee Related Earnings	**$79,792**	**$65,109**	**23%**	**$157,379**	**$131,215**	**20%**
Net performance income	$16,286	$4,999	226%	$41,537	$9,970	NM
Investment income	5,640	2,033	177%	8,338	6,921	20%
Interest expense	(3,596)	(3,065)	(17)%	(8,269)	(5,523)	(50)%
Net investment income (loss)	2,044	(1,032)	NM	69	1,398	(95)%
Performance Related Earnings	**$18,330**	**$3,967**	**NM**	**$41,606**	**$11,368**	**266%**
Realized Income	**$97,921**	**$73,181**	**34%**	**$176,778**	**$143,126**	**24%**
Economic Net Income	**$98,122**	**$69,076**	**42%**	**$198,985**	**$142,583**	**40%**
AUM ($ in billions)	$86.9	$67.4	29%			
FPAUM ($ in billions)	$53.3	$46.5	15%			

23%

Q2-18 increase in Fee Related Earnings

29%

Q2-18 increase in AUM

E.U. Direct Lending: 3.9%(4)
High Yield: 1.2%(5)
Syndicated Loans: 0.7%(5)

Q2-18 gross returns

NM - Not Meaningful

Note: Past performance is not indicative of future results. The Credit Group had ~244 investment professionals, over 1,500 portfolio companies and 152 active funds as of June 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Includes ARCC Part I Fees of $29.9 million and $19.1 million for Q2-18 and Q2-17, respectively, and $58.3 million and $52.4 million for Q2-18 YTD and Q2-17 YTD, respectively. The 2018 and 2017 amounts are net of the $10 million ARCC–ACAS transaction fee waiver which began in Q2-17 and will remain in place through Q3-19.
4. The net return for E.U. direct lending is 2.9% for Q2-18. Gross and net returns for E.U. direct lending are represented by a composite made up of the ACE II and ACE III Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds are 3.2% and 2.1% for Q2-18. Returns in the chart are shown for the Euro-denominated composite as it is the larger of the two composites. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
5. Net performance returns: 0.6% for U.S. Syndicated Loan funds and 1.1% for U.S. High Yield funds. Performance for Syndicated Loans is represented by our U.S. Bank Loan Aggregate Composite. Performance for High Yield is represented by our U.S. High Yield composite.

15

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Private Equity Group[1]

- Management and other fees decreased 13% for Q2-18 compared to Q2-17 or 3% excluding the impact of a $5.5 million one-time catch-up fee related to the final close of EIF V recognized during the three months ended June 30, 2017. The decrease was driven by monetizations and distributions in private equity funds past their respective investment periods
- Performance Related Earnings for Q2-18 decreased by $86.9 million from Q2-17, primarily driven by decline in market value of certain portfolio investments in our ACOF III and ACOF IV portfolios compared to Q2-17. This decrease was partially offset by net investment income mainly from ACOF Asia and SSF IV portfolios
- Realized Income increased by $3.3 million for Q2-18 compared to Q2-17, primarily driven by increases in net realized performance income and net realized investment income from portfolio investments in ACOF III

Financial Summary and Highlights[2]

$ in thousands	Q2-18	Q2-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees	$49,655	$56,765	(13)%	$99,882	$96,924	3%
Fee Related Earnings	**$26,808**	**$34,032**	**(21)%**	**$53,795**	**$56,775**	**(5)%**
Net performance income	$(10,589)	$58,592	NM	$(7,379)	$65,324	NM
Investment income	12,345	30,054	(59)%	9,195	39,331	(77)%
Interest expense	(1,440)	(1,397)	(3)%	(2,668)	(2,910)	(8)%
Net investment income	10,905	28,657	(62)%	6,527	36,421	(82)%
Performance Related Earnings	**$316**	**$87,249**	**(100)%**	**$(852)**	**$101,745**	**NM**
Realized Income	**$53,408**	**$50,151**	**6%**	**$80,735**	**$72,496**	**11%**
Economic Net Income	**$27,124**	**$121,281**	**(78)%**	**$52,943**	**$158,520**	**(67)%**
AUM ($ in billions)	$23.6	$25.8	(9)%			
FPAUM ($ in billions)	$16.6	$17.3	(4)%			

3%

YTD 2018 increase in Management Fees

6%

Q2-18 increase in Realized Income

Q2-18: (0.9%)

Gross return in Corporate Private Equity portfolio[3]

NM - Not Meaningful

Note: Past performance is not indicative of future results. The Private Equity Group had ~93 investment professionals, 41 portfolio companies, 57 U.S. Power and Energy Assets and 23 active funds and related co-investment vehicles as of June 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net asset-level returns for corporate private equity portfolio was (1.0%) for Q2-18. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

ARES

Real Estate Group(1)

- Management and other fees increased 4% for Q2-18 compared to Q2-17, primarily driven by a U.S. equity strategy fund and an E.U. equity strategy fund, partially offset by the liquidation of one of our E.U. equity strategy funds combined with the sale of investments within certain other real estate equity funds nearing the end of their fund terms
- Performance Related Earnings decreased by $11.9 million for Q2-18 compared to Q2-17, primarily driven by a decrease in market appreciation of the Company's investments in U.S. and E.U. equity strategies
- Realized Income increased by $1.3 million for Q2-18 compared to Q2-17, primarily driven by increases in fee related earnings, partially offset by lower net realized performance income and net realized investment income

Financial Summary and Highlights(2)

$ in thousands	Q2-18	Q2-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees	$17,145	$16,498	4%	$32,321	$32,104	1%
Fee Related Earnings	**$5,986**	**$3,693**	**62%**	**$11,091**	**$6,832**	**62%**
Net performance income	$5,573	$12,463	(55)%	$9,459	$18,124	(48)%
Investment income (loss)[4]	(1,993)	3,041	NM	1,142	4,199	(73)%
Interest expense	(452)	(429)	(5)%	(872)	(861)	(1)%
Net investment income (loss)	(2,445)	2,612	NM	270	3,338	(92)%
Performance Related Earnings	**$3,128**	**$15,075**	**(79)%**	**$9,729**	**$21,462**	**(55)%**
Realized Income	**$6,479**	**$5,181**	**25%**	**$20,148**	**$9,769**	**106%**
Economic Net Income	**$9,114**	**$18,768**	**(51)%**	**$20,820**	**$28,294**	**(26)%**
AUM ($ in billions)	$10.9	$10.8	1%			
FPAUM ($ in billions)	$7.0	$6.7	4%			

25%

Q2-18 increase in Realized Income

4%

Q2-18 growth in FPAUM

U.S. Equity: 2.8%

E.U. Equity: 3.6%

Q2-18 Gross Returns[3]

NM - Not Meaningful

Note: Past performance is not indicative of future results. The Real Estate Group had ~70 investment professionals, 177 properties and 43 active funds as of June 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees, carried interest, if applicable, or fund expenses. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 2.4% and 3.3% for Q2-18. The gross and net returns for the Euro denominated feeder fund were 6.2% and 6.3% for Q2-18.
4. Investment loss for the three months ended June 30, 2018 is principally composed of $1.9 million unrealized foreign currency transaction loss.

ARES

17

Realized Income per Share Data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
After-tax Realized Income, net of preferred share dividend				
Realized Income before taxes	$108,054	$80,167	$180,127	$133,840
Entity level foreign, state and local taxes	(4,557)	827	(5,223)	(819)
Preferred share dividend[2]	(5,425)	(5,425)	(10,850)	(10,850)
Realized Income, net of preferred share dividend	**$98,072**	**$75,569**	**$164,054**	**$122,171**
Income tax[3]	(3,651)	(6,849)	(5,824)	(12,018)
After-tax Realized Income, net of preferred share dividend	**$94,421**	**$68,720**	**$158,230**	**$110,153**
After-tax Realized Income per share[1]	**$0.42**	**$0.32**	**$0.71**	**$0.51**
After-tax Realized Income per common share				
Realized Net Income, net of preferred dividend	$98,072	$75,569	$164,054	$122,171
x Average common ownership %	44.92%	38.58%	42.35%	38.51%
Realized Income attributable to common shareholders	**$44,050**	**$29,158**	**$70,466**	**$47,030**
Income tax[3]	(3,651)	(6,849)	(5,824)	(12,018)
After-tax Realized Income attributable to common shareholders	**$40,399**	**$22,309**	**$64,642**	**$35,012**
After-tax Realized Income per common share	**$0.40**	**$0.27**	**$0.67**	**$0.42**

1. Pro forma shares of 224,957,119 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
2. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as of June 30, 2018.
3. Effective Q1 -18, income tax on RI equals realized PRE multiplied by the effective tax rate (22.5% for Q2-18) for the period plus taxes on FRE. Taxes on FRE equals current estimated income tax (cash paid) less the taxes on realized PRE.

18

ARES

Economic Net Income per Share Data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
After-tax Economic Net Income, net of preferred share dividend				
Economic Net Income before taxes	$87,511	$158,053	$179,445	$233,909
Entity level foreign, state and local taxes	(4,557)	827	(5,223)	(819)
Preferred share dividend[2]	(5,425)	(5,425)	(10,850)	(10,850)
Economic Net Income, net of preferred share dividend	**$77,529**	**$153,455**	**$163,372**	**$222,240**
Income tax[3]	(1,575)	(5,618)	(5,528)	(10,605)
After-tax Economic Net Income, net of preferred share dividend	**$75,954**	**$147,837**	**$157,844**	**$211,635**
After-tax Economic Net Income per share[1]	**$0.34**	**$0.69**	**$0.71**	**$0.99**
After-tax Economic Net Income per common share				
Economic Net Income, net of preferred dividend	$77,529	$153,455	$163,372	$222,240
x Average common ownership %	44.92%	38.58%	42.35%	38.51%
Economic Net Income attributable to common shareholders	**$34,823**	**$59,210**	**$69,191**	**$85,589**
Income tax[3]	(1,575)	(5,618)	(5,528)	(10,605)
After-tax Economic Net Income attributable to common shareholders	**$33,248**	**$53,592**	**$63,663**	**$74,984**
After-tax Economic Net Income per common share	**$0.33**	**$0.65**	**$0.67**	**$0.91**

1. Pro forma shares of 224,957,119 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
2. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as of June 30, 2018.
3. Effective Q1-18, income tax on ENI represents income tax on RI plus taxes on unrealized PRE, which is the product of unrealized PRE and the effective tax rate (22.5% for Q2-18) for the period.

19

ARES

Balance Sheet

- **Substantial balance sheet value related to investments in Ares managed vehicles and net performance income receivable**
  - $125.4 million in cash and cash equivalents, $370.6 million in debt obligations with $125.0 million drawn against our $1.065 billion revolving credit facility as of June 30, 2018
  - As of June 30, 2018, the value of our corporate investment portfolio was $481.2 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $671.6 million[1]
    - During the second quarter, as U.S. risk retention rules were removed for CLO managers, we liquidated $219.3 million of CLO assets held for risk retention purposes and retired $206.0 million of non-recourse debt collateralized by the CLO assets
  - As of June 30, 2018, gross accrued carried interest allocation reported on a GAAP and unconsolidated basis was $985.0 million
    - As of June 30, 2018, net accrued carried interest allocation, net of performance related compensation reported on a GAAP and unconsolidated basis was $254.3 million, which decreased by 6.4% from December 31, 2017

Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis

Q4 2017: $271.7 million



18%
22%
60%

Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis

Q2 2018: $254.3 million



21%
25%
54%

Credit Private Equity Real Estate

1. As of June 30, 2018, $85.8 million was invested in non-Ares managed vehicles. Difference between GAAP and unconsolidated investments represents investments of $190.4 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes accrued carried interest allocation of $985.0 million.

ARES

20

Corporate Data

Board of Directors

Michael Arougheti
Co-Founder, Chief Executive Officer and President of Ares

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures

David Kaplan
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

John Kissick
Co-Founder and Former Partner of Ares

Michael Lynton
Chairman of Snap Inc.

Dr. Judy D. Olian
President of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder, Chief Executive Officer and President

Ryan Berry
Partner, Chief Marketing Officer and Strategy Officer

Kipp deVeer
Partner, Global Head of Credit

David Kaplan
Co-Founder and Partner

Michael McFerran
Partner, Chief Operating Officer and Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Partner

Michael Weiner
Executive Vice President, Chief Legal Officer of Ares

Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

Corporate Counsel

Proskauer Rose LLP
Los Angeles, CA

Independent Registered Public Accounting Firm

Ernst & Young LLP
Los Angeles, CA

Research Coverage

Bank of America Merrill Lynch
Michael Carrier
(646) 855-5004

Credit Suisse
Craig Siegenthaler
(212) 325-3104

Goldman Sachs
Alexander Blostein
(212) 357-9976

Jefferies
Gerald O'Hara
(415) 229-1510

JP Morgan
Kenneth Worthington
(212) 622-6613

Keefe, Bruyette & Woods
Robert Lee
(212) 887-7732

Morgan Stanley
Michael Cyprys
(212) 761-7619

Oppenheimer & Co
Allison Rudary
(212) 667-5366

RBC Capital Markets
Kenneth Lee
(212) 905-5995

UBS Investment Bank
Brent Dilts
(212) 713-1841

Wells Fargo Securities
Christopher Harris
(443) 263-6513

Investor Relations Contacts

Carl Drake
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

Veronica Mendiola
Vice President
Tel: (212) 808-1150

General IR Contact
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

Securities Listing

NYSE: ARES
NYSE: ARES PR A

ARES

21

Appendix

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Three Months Ended June 30, 2018				
Management fees (Credit Group includes ARCC Part I Fees of $29,866)	$135,848	$49,318	$17,138	$—	$202,304
Other fees	6,877	337	7	—	7,221
Compensation and benefits	(51,892)	(18,672)	(8,768)	(31,059)	(110,391)
General, administrative and other expenses	(11,041)	(4,175)	(2,391)	(19,489)	(37,096)
Fee Related Earnings	**$79,792**	**$26,808**	**$5,986**	**$(50,548)**	**$62,038**
Performance fees - realized	$41,672	$80,415	$521	$—	$122,608
Performance income - unrealized	(4,568)	(133,605)	13,830	—	(124,343)
Performance fee compensation - realized	(23,577)	(64,311)	7	—	(87,881)
Performance fee compensation - unrealized	2,759	106,912	(8,785)	—	100,886
Net performance income	**$16,286**	**$(10,589)**	**$5,573**	$—	**$11,270**
Investment income (loss)—realized	$595	$9,016	$(250)	$798	$10,159
Investment income (loss)—unrealized	1,617	290	(525)	2,866	4,248
Interest and other investment income (expense)	3,428	3,039	(1,218)	623	5,872
Interest expense	(3,596)	(1,440)	(452)	(588)	(6,076)
Net investment income (loss)	**$2,044**	**$10,905**	**$(2,445)**	**$3,699**	**$14,203**
Performance Related Earnings	**$18,330**	**$316**	**$3,128**	**$3,699**	**$25,473**
Realized Income[2]	**$97,921**	**$53,408**	**$6,479**	**$(49,754)**	**$108,054**
Economic Net Income	**$98,122**	**$27,124**	**$9,114**	**$(46,849)**	**$87,511**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Three Months Ended June 30, 2017				
Management fees (Credit Group includes ARCC Part I Fees of $19,143)	$112,654	$56,427	$16,479	$—	$185,560
Other fees	5,663	338	19	—	6,020
Compensation and benefits	(45,160)	(18,388)	(9,714)	(30,584)	(103,846)
General, administrative and other expenses	(8,048)	(4,345)	(3,091)	(18,862)	(34,346)
Fee Related Earnings	**$65,109**	**$34,032**	**$3,693**	**$(49,446)**	**$53,388**
Performance fees - realized	$7,883	$64,780	$1,467	$—	$74,130
Performance fees - unrealized	5,093	228,747	29,789	—	263,629
Performance fee compensation - realized	(1,898)	(50,914)	(161)	—	(52,973)
Performance fee compensation - unrealized	(6,079)	(184,021)	(18,632)	—	(208,732)
Net performance income	**$4,999**	**$58,592**	**$12,463**	$—	**$76,054**
Investment income—realized	$2,525	$2,717	$373	$1,340	$6,955
Investment income (loss)—unrealized	(3,450)	25,354	1,134	(2,728)	20,310
Interest and other investment income	2,958	1,983	1,534	225	6,700
Interest expense	(3,065)	(1,397)	(429)	(463)	(5,354)
Net investment income (loss)	**$(1,032)**	**$28,657**	**$2,612**	**$(1,626)**	**$28,611**
Performance Related Earnings	**$3,967**	**$87,249**	**$15,075**	**$(1,626)**	**$104,665**
Realized Income	**$73,181**	**$50,151**	**$5,181**	**$(48,346)**	**$80,167**
Economic Net Income	**$69,076**	**$121,281**	**$18,768**	**$(51,072)**	**$158,053**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. Realized Income excludes unrealized FX related transaction gains (losses), which are reported within interest and other investment income (expense) of, $393, $119, $(1,885) and $39 for the Credit, Private Equity, Real Estate and Operation Management groups, respectively.

23

ARES

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
		Six Months Ended June 30, 2018			
Management fees (Credit Group includes ARCC Part I Fees of $58,283)	$267,614	$99,205	$32,311	$—	$399,130
Other fees	12,607	677	10	—	13,294
Compensation and benefits	(102,172)	(37,871)	(16,407)	(61,665)	(218,115)
General, administrative and other expenses	(20,670)	(8,216)	(4,823)	(38,105)	(71,814)
Fee Related Earnings	**$157,379**	**$53,795**	**$11,091**	**$(99,770)**	**$122,495**
Performance fees - realized	$46,743	$84,813	$14,159	$—	$145,715
Performance income - unrealized	11,524	(112,539)	11,790	—	(89,225)
Performance fee compensation - realized	(26,665)	(67,871)	(8,214)	—	(102,750)
Performance fee compensation - unrealized	9,935	88,218	(8,276)	—	89,877
Net performance income	**$41,537**	**$(7,379)**	**$9,459**	$—	**$43,617**
Investment income—realized	$1,366	$9,687	$3,100	$1,636	$15,789
Investment income (loss)—unrealized	1,348	(3,860)	(1,757)	4,097	(172)
Interest and other investment income (expense)	5,624	3,368	(201)	1,870	10,661
Interest expense	(8,269)	(2,668)	(872)	(1,136)	(12,945)
Net investment income	**$69**	**$6,527**	**$270**	**$6,467**	**$13,333**
Performance Related Earnings	**$41,606**	**$(852)**	**$9,729**	**$6,467**	**$56,950**
Realized Income[2]	**$176,778**	**$80,735**	**$20,148**	**$(97,534)**	**$180,127**
Economic Net Income	**$198,985**	**$52,943**	**$20,820**	**$(93,303)**	**$179,445**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
		Six Months Ended June 30, 2017			
Management fees (Credit Group includes ARCC Part I Fees of $52,400)	$234,001	$96,246	$32,094	$—	$362,341
Other fees	10,166	678	10	—	10,854
Compensation and benefits	(96,863)	(31,606)	(19,450)	(56,537)	(204,456)
General, administrative and other expenses	(16,089)	(8,543)	(5,822)	(38,175)	(68,629)
Fee Related Earnings	**$131,215**	**$56,775**	**$6,832**	**$(94,712)**	**$100,110**
Performance fees - realized	$16,661	$64,780	$1,494	$—	$82,935
Performance fees - unrealized	8,029	260,984	43,877	—	312,890
Performance fee compensation - realized	(7,183)	(50,914)	(177)	—	(58,274)
Performance fee compensation - unrealized	(7,537)	(209,526)	(27,070)	—	(244,133)
Net performance income	**$9,970**	**$65,324**	**$18,124**	$—	**$93,418**
Investment income—realized	$2,843	$3,296	$2,156	$3,199	$11,494
Investment income (loss)—unrealized	1,139	33,900	690	(4,135)	31,594
Interest and other investment income	2,939	2,135	1,353	1,099	7,526
Interest expense	(5,523)	(2,910)	(861)	(939)	(10,233)
Net investment income (loss)	**$1,398**	**$36,421**	**$3,338**	**$(776)**	**$40,381**
Performance Related Earnings	**$11,368**	**$101,745**	**$21,462**	**$(776)**	**$133,799**
Realized Income	**$143,126**	**$72,496**	**$9,769**	**$(91,551)**	**$133,840**
Economic Net Income	**$142,583**	**$158,520**	**$28,294**	**$(95,488)**	**$233,909**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. Realized Income excludes unrealized FX related transaction gains (losses), which are reported within interest and other investment income (expense) of, $(600), $389, $(1,085) and $134 for the Credit, Private Equity, Real Estate and Operation Management groups, respectively.

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AUM and FPAUM Rollforward

Q2-18 Total AUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q1-18 Ending Balance	**$77,310**	**$24,303**	**$10,896**	**$112,509**
Commitments	11,349	350	307	12,006
Capital reductions	(575)	(1)	—	(576)
Distributions/redemptions	(1,225)	(1,038)	(240)	(2,503)
Changes in fund value	(1)	(12)	(53)	(66)
Q2-18 Ending Balance	**$86,858**	**$23,602**	**$10,910**	**$121,370**
QoQ change	**$9,548**	**($701)**	**$14**	**$8,861**

LTM Total AUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-17 Ending Balance	**$67,447**	**$25,770**	**$10,792**	**$104,009**
Commitments	24,773	396	1,442	26,611
Capital reductions	(3,876)	(5)	(45)	(3,926)
Distributions/redemptions	(4,457)	(3,027)	(1,709)	(9,193)
Changes in fund value	2,971	468	430	3,869
Q2-18 Ending Balance	**$86,858**	**$23,602**	**$10,910**	**$121,370**
YoY change	**$19,411**	**($2,168)**	**$118**	**$17,361**

Q2-18 Total FPAUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q1-18 Ending Balance	**$51,540**	**$16,663**	**$6,751**	**$74,954**
Commitments	1,888	350	97	2,335
Subscriptions/deployment/increase in leverage	1,951	171	280	2,402
Distributions/redemptions/decrease in leverage	(2,109)	(590)	(115)	(2,814)
Changes in fund value	66	(5)	(50)	11
Change in fee basis	—	—	—	—
Q2-18 Ending Balance	**$53,336**	**$16,589**	**$6,963**	**$76,888**
QoQ change	**$1,796**	**($74)**	**$212**	**$1,934**

LTM Total FPAUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-17 Ending Balance	**$46,509**	**$17,292**	**$6,654**	**$70,455**
Commitments	6,093	396	1,138	7,627
Subscriptions/deployment/increase in leverage	6,727	660	788	8,175
Distributions/redemptions/decrease in leverage	(7,564)	(1,705)	(869)	(10,138)
Changes in fund value	1,593	(29)	112	1,676
Change in fee basis	(22)	(25)	(860)	(907)
Q2-18 Ending Balance	**$53,336**	**$16,589**	**$6,963**	**$76,888**
YoY change	**$6,827**	**($703)**	**$309**	**$6,433**

Credit

- AUM increased by 12.4% from Q1-18, primarily driven by new capital commitments to E.U. and U.S. direct lending and structured credit strategies
- FPAUM increased by 3.5% from Q1-18, primarily driven by new commitments to syndicated loans strategy and deployment in direct lending funds paid on invested capital, largely offset by distributions and decrease in leverage across all Credit strategies

Private Equity

- AUM decreased by 2.9% from Q1-18, driven by distributions from EIF funds and ACOF III
- FPAUM decreased by 0.4% from Q1-18, driven by distributions from EIF funds

Real Estate

- AUM increased slightly by 0.1% from Q1-18, driven by new commitments within E.U. equity funds, largely offset by distributions across U.S. and E.U. equity funds
- FPAUM increased by 3.1% from Q1-18, primarily driven by deployment in E.U. equity funds

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AUM and FPAUM by Strategy(1) Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $17.6 21% $17.1 32% High Yield 4.4 5 4.4 8 Credit Opportunities 2.9 3 2.4 5 Structured Credit 5.8 7 3.4 6 U.S. Direct Lending(2) 36.9 42 18.6 35 E.U. Direct Lending 19.3 22 7.4 14 Total Credit Group $86.9 100% $53.3 100% Private Equity Corporate Private Equity ACOF V $7.8 34% $7.6 46% ACOF IV 5.3 22 3.0 18 ACOF III 4.2 18 1.4 8 ACOF I-II 0.5 2 — — ACOF Asia 0.3 1 0.1 1 U.S Power and Energy Infrastructure EIF I-IV and Co-investment Vehicles 3.2 14 2.8 17 EIF V 0.8 3 0.8 5 Special Situations Special Situations 1.5 6 0.9 5 Private Equity Group $23.6 100% $16.6 100% Real Estate U.S. Equity $4.5 41% $3.1 44% E.U. Equity 3.4 31 2.9 42 Debt 3.0 28 1.0 14 Real Estate Group $10.9 100% $7.0 100% Total $121.4 $76.9 1. As of June 30, 2018. 2. AUM includes ARCC, IHAM, and SDLP AUM of $15.0 billion, $4.6 billion, and $2.4 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 funds and serves as the sub-manager or sub-adviser for 2 other funds as of June 30, 2018. 26

Balance Sheet Investments by Strategy $ in thousands June 30, 2018 December 31, 2017 Credit Syndicated Loans*(1)(2) $ 81,934 $ 246,460 Credit Opportunities 3,619 4,464 Structured Credit 17,672 14,067 U.S. Direct Lending 56,598 61,411 E.U. Direct Lending 45,688 48,672 Credit Group $ 205,511 $ 375,074 Private Equity ACOF I - II $ 3,477 $ 4,047 ACOF III 111,547 120,598 ACOF IV 36,857 35,984 ACOF Asia 90,877 80,738 Other Energy Funds 3,603 — U.S. Power & Energy Infrastructure 18,433 9,353 Special Situations 30,905 25,863 Private Equity $ 295,699 $ 276,583 Real Estate U.S. Equity $ 68,855 $ 74,617 E.U. Equity 15,731 15,914 Real Estate $ 84,586 $ 90,531 Operations Management Group Other $ 85,816 $ 80,767 Other $ 85,816 $ 80,767 Total $ 671,612 $ 822,955 Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidation. *Through investments in Ares CLOs. 1. During the second quarter, the Company retired its non-course term loans and repurchase agreement for its CLOs totaling $206 million following the reversal of the risk retention requirements. 27

Significant Fund Performance Metrics

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of June 30, 2018									
			Returns (%)[1]						
			Current Quarter		Year-To-Date		Since Inception[2]		
	Year of Inception	AUM (in millions)	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$15,020	N/A	3.5%	N/A	7.0%	N/A	11.9%	U.S. Direct Lending
Sub-advised Client A[4]	2007	618	1.2%	1.1%	0.2%	—%	7.6%	7.2%	High Yield
Separately Managed Account Client B[4]	2016	718	0.4%	0.3%	(1.0)%	(1.1)%	4.7%	4.4%	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of June 30, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2018 or comprised 1% or more of the Company's total FPAUM as of June 30, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

28

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Significant Fund Performance Metrics* The following table presents the performance data for our significant funds, all of which are drawdown funds: As of June 30, 2018 Credit Cumulative MOIC IRR Realized Unrealized Year of Original Capital Invested (5) (6) (7) (8) (9) (10) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy (11) ACE II 2013 $1,427 $1,216 $968 $577 $699 $1,276 1.4x 1.3x 10.4% 7.7% E.U. Direct Lending (12) ACE III 2015 5,060 2,822 3,068 235 3,347 3,582 1.2x 1.2x 17.8% 13.5% E.U. Direct Lending Private Equity Cumulative Realized Unrealized MOIC IRR Year of Original Capital Invested (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy USPF III 2007 $481 $1,350 $1,808 $2,110 $448 $2,558 1.4x 1.4x 7.4% 4.9% U.S. Power and Energy Infrastructure ACOF III 2008 4,208 3,510 3,867 6,662 3,889 10,551 2.7x 2.3x 30.7% 22.9% Corporate Private Equity USPF IV 2010 1,771 1,688 1,859 933 1,608 2,541 1.4x 1.3x 10.1% 6.6% U.S. Power and Energy Infrastructure ACOF IV 2012 5,295 4,700 4,107 2,520 4,427 6,947 1.7x 1.5x 20.4% 13.7% Corporate Private Equity EIF V 2015 787 801 505 146 418 564 1.1x 1.0x 12.0% (1.2)% U.S. Power and Energy Infrastructure (7)** SSF IV 2015 1,367 1,515 1,693 774 801 1,576 0.9x 0.9x (7.2)% (8.9)% Special Situations ACOF V* 2017 7,838 7,850 2,943 118 3,015 3,133 1.1x 1.0x NA NA Corporate Private Equity Real Estate Cumulative Realized Unrealized MOIC IRR Year of Original Capital Invested (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy (7) EF IV 2014 $990 $1,302 $1,103 $534 $1,029 $1,563 1.4x 1.2x 20.8% 13.6% E.U. Real Estate Equity (8) EPEP II 2015 680 747 342 132 289 422 1.2x 1.1x 18.4% 21.3% E.U. Real Estate Equity Note: Past performance is not indicative of future results. AUM and Net Returns as of June 30, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2018 or comprised 1% or more of the Company’s total FPAUM as of June 30, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. * We do not present fund performance metrics for significant funds with less than two years of historical information, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment and (ii) such time the fund is 50% or more invested. ** In January of 2017, a new team assumed portfolio management of SSF IV. In addition to presenting the cumulative performance measure by SSF IV, we have also adopted a new performance measurement called “SSF IV 2.0”. Since January 2017, SSF IV 2.0 has generated gross and net (realized and unrealized) internal rates of return of 15.6% and 10.8%, respectively, through June 30, 2018. 29

Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The gross MoIC is before giving effect to management fees, performance income as applicable and other expenses. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance income. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 12.3% and 9.3%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the U.S. dollar denominated feeder fund are 16.4% and 12.1%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.2x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC for the U.S. power and energy infrastructure and special situation funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance income. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 6. The net IRR for the U.S. power and energy infrastructure and special situation funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. Including the timing on contribution and distributions to and from the corporate private equity funds, net investor IRRs since inception for ACOF III is 22.2% and for ACOF IV is 12.9%. 30

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity - Cont. 7. SSF IV 2.0 is a subset of SSF IV positions and is intended to provide insight into the new team’s cumulative investment performance. SSF IV 2.0 investments represent (i) existing and re-underwritten positions by the new team on January 1, 2017 and (ii) all new investments made by the new team since January 1, 2017. As part of the re-underwriting process, each liquid investment in the SSF IV portfolio was evaluated and a determination was made whether to continue to hold such investment in the SSF IV portfolio or dispose of such investment. At the same time, legacy illiquid investments have been excluded from SSF IV 2.0 track record as it was not possible to dispose of such investments in the near-term due to their private, illiquid nature. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance income as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 21.1% and 14.2%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.4x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 17.9% and 20.3%, respectively. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 31

Weighted Average Common Share Information Q2-18 Q2-17 GAAP Shares Adjusted Common Shares(3) GAAP Shares Adjusted Common Shares(3) Ares weighted average common shares 98,037,252 98,037,252 81,829,086 81,829,086 Ares Operating Group Units exchangeable into common shares(1) 120,231,237 — 130,249,329 — Dilutive effect of unvested restricted units(2) 5,026,111 2,257,523 2,490,796 961,057 Dilutive effect of unvested options(2)(3) 1,662,519 746,735 — — Total Pro Forma Common Shares 224,957,119 101,041,510 214,569,211 82,790,143 1. Represents average units exchangeable for Ares common shares on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in common shares and options to acquire common shares. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common shares, thus reducing the weighted-average number of shares and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the average percentage of Ares Operating Group owned by Ares (44.92% and 38.58% as of June 30, 2018 and 2017, respectively). 32

Additional Information

Dividends/Corporate Action

- Ares declared a quarterly dividend of $0.28 per common share, payable on September 28, 2018 to common shareholders of record at the close of business on September 14, 2018
- Ares declared a quarterly dividend of $0.4375 per Series A preferred share with a payment date of September 30, 2018 to preferred shareholders of record as of the close of business on September 15, 2018
- In July 2018, our Board of Directors authorized the repurchase, from time to time in open market purchases, privately negotiated transactions or otherwise, of our Series A Preferred Shares with an aggregate liquidation preference of up to $50 million. Such purchases, if any, will depend on the prevailing market conditions and other factors

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:
- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 10-15%
- Special Situations: 15-20%

Investor Base as a % of AUM[1]

Public Entity & Related: 20%
- **650+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 12%

Institutional Direct: 68%
- Pension: 43%
- SWF: 13%
- Bank/Private Bank: 12%
- Investment Manager: 7%
- Insurance: 16%
- Endowment: 2%
- Other: 7%

Total Direct Institutional Investors: 842

Corporate and Tax Information

Following its corporate tax status election effective March 1, 2018, Ares Management, L.P. announced today the intent to convert its legal status from a Delaware limited partnership to a Delaware corporation. The conversion is expected to be completed by December 31, 2018. In connection with the conversion, Ares intends to adopt a structure designed to meet the eligibility requirements for certain indices, although no assurances can be provided regarding index inclusion. Because Ares Management, L.P. is already treated as a corporation for U.S. income tax purposes as of March 1, 2018, ownership of our shares does not generate any unrelated business taxable income (UBTI) or income effectively connected with a U.S. trade or business (ECI), and the conversion would not impact this treatment. As of March 1, 2018, ARES shareholders receiving dividends will see such dividends reported on Form 1099 DIV and are eligible for the favorable tax rates applicable to qualified dividend income. The conversion would not impact this treatment.[6]

New U.S. GAAP Guidance for Revenue Recognition:

Effective January 1, 2018, Ares adopted ASC 606, the new GAAP guidance on revenue recognition, and implemented a change in accounting principle related to carried interest allocation. This resulted in no material change to Ares's GAAP or non-GAAP earnings. In connection with the adoption and change in accounting principle, Ares now accounts for carried allocation under the GAAP guidance for equity method investments, presents carried allocation on the income statement as a separate line item and within investments on the balance sheet and presents incentive fee separately on the income statement. All prior periods have been modified to conformed with these changes.

No assurance can be made that such results will be achieved.

1. As of June 30, 2018, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q2-18 returns for the CSLLI and the H0A0 were 0.8% and 1.0%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of July 20, 2018.
4. As of March 16, 2018 for ARCC, April 12, 2018 for ACRE and April 16, 2018 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.
6. Investors will receive a final Schedule K-1 for the period from January 1, 2018 through February 28, 2018.

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ARES

RI, ENI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2017 2016 Credit Group $481,466 $444,664 Private Equity Group 198,498 147,790 Real Estate Group 64,861 66,997 Management fees(2) $744,825 $659,451 Other fees $22,431 $12,351 Compensation and benefits expenses(3) (413,735) (384,715) General, administrative and other expense(4) (136,531) (114,737) Fee Related Earnings $216,990 $172,350 Net performance income $163,980 $133,624 Net investment income 86,737 51,009 Performance Related Earnings $250,717 $184,633 Realized Income $325,440 $300,328 Economic Net Income $467,707 $356,983 Other Data Total Fee Revenue $908,805 $793,075 Management Fees as % of Total Fees 82% 83% Fee Related Earnings as % of Economic Net Income 46% 48% Fee Related Earnings as % of Realized Income 67% 57% 1. Unconsolidated results represent the operating segments plus the Operations Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $105.5 million and $121.2 million for the years ended December 31, 2017 and 2016, respectively. 3. Compensation and benefits expenses include expense reimbursements of $23.9 million for the year ended December 31, 2016, that was previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $3.0 million for the year ended December 31, 2016, that was previously presented as administrative and other fees. 34

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis $ in thousands Year ended December 31, 2017 2016 Economic Net Income and Fee Related Earnings: Income before taxes $149,859 $297,920 Adjustments: Amortization of intangibles 17,850 26,638 Depreciation expense 12,631 8,215 Equity compensation expenses 69,711 39,065 Acquisition and merger-related expenses 259,899 (16,902) Placement fees and underwriting costs 19,765 6,424 Offering costs 688 — Other expense, net (1,730) (1,728) Expense of non-controlling interest in consolidated subsidiary. 1,739 — Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (62,705) (2,649) Economic Net Income $467,707 $356,983 Unconsolidated performance income - unrealized ($325,915) ($228,472) Unconsolidated performance related compensation expense - unrealized 237,392 189,582 Unconsolidated net investment income -unrealized (53,744) (17,765) Realized Income $325,440 $300,328 Unconsolidated performance income - realized ($317,787) ($292,998) Unconsolidated performance related compensation expense - realized 242,330 198,264 Unconsolidated net investment income - realized (32,993) (33,244) Fee Related Earnings $216,990 $172,350 Performance Related Earnings Economic Net Income $467,707 $356,983 Less: Fee Related Earnings (216,990) (172,350) Performance Related Earnings $250,717 $184,633 Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI, ENI, FRE, PRE and DE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. 35

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.) $ in thousands Year ended December 31, 2017 2016 Performance income and net investment income reconciliation: Unconsolidated performance income - realized $317,787 $292,998 Performance income - realized earned from Consolidated Funds (8,089) — Performance income - realized reclass(1) (2,721) (7,367) Performance income - realized $306,977 $285,631 Unconsolidated performance income - unrealized $325,915 $228,472 Performance income - unrealized earned from Consolidated Funds 2,997 (1,139) Performance income - unrealized reclass(1) 785 4,888 Performance income - unrealized $329,697 $232,221 Unconsolidated net investment income $86,737 $51,009 Net investment income from Consolidated Funds 153,810 37,484 Performance income - reclass (1) 1,936 2,479 Principal investment income (89,031) (50,408) Change in value of contingent consideration 20,156 17,675 Other non-cash expense 1,730 1,728 Offering costs (688) — Other Income of non-controlling interests in consolidated subsidiaries 24 — GAAP total other income $174,674 $59,967 Note: These tables are a reconciliation of consolidated performance income, realized and unrealized performance income and net investment income to an unconsolidated basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. 36

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. AUM Not Yet Earning Fees AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to fee related earnings and realized income for the current period. Fee Paying Assets Under Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the Management sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. 37

Glossary (cont’d) Incentive Generating Assets Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized Under Management basis, performance income. It generally represents the NAV of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (which generally is not subject to a performance income). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM . Incentive Eligible Assets Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance income, regardless of Under Management whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (which generally is not subject to a performance income). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared Group resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/ finance, operations/information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Income Performance income refers to income we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Performance Related Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance Earnings related compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance income, performance related compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. 38

Glossary (cont’d) Realized Income Realized income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (f) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to FRE and RI for the current period. Prior to the introduction of RI, management used distributable earnings for this evaluation. Management believes RI is a more appropriate metric to evaluate the Company's current business operations. Senior Direct Lending Senior Direct Lending Program (or ‘‘SDLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Program Varagon Capital Partners. Shares or Units Effective March 1, 2018, in connection with the corporate tax status election, the company will now refer to common units and preferred units issued by Ares Management, L.P. as common shares and preferred shares, respectively. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance income. 39